EXHIBIT 3.3

CERTIFICATE OF CONTINUANCE FROM THE
ALBERTA DIVISION OF CORPORATIONS

CORPORATE ACCESS NUMBER: 2014232157

BUSINESS CORPORATIONS ACT

CERTIFICATE
OF
CONTINUANCE

PATCH INTERNATIONAL INC.
CONTINUED FROM NEVADA TO ALBERTA ON 2008/9/03.